UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2005

Belden & Blake Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-20100	34-1686642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Stoneham Road, North Canton, Ohio		44720
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-499-1660

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2005, the sole shareholder of Belden & Blake Corporation elected Stewart "Chip" Cureton, Jr. as a new non-employee member of the Board of Directors. The Company agreed with Mr. Cureton that he would receive compensation of $40,000 per year and a Board meeting fee of $2,000 per meeting.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 14, 2005, the sole shareholder of Belden & Blake Corporation approved by written consent in lieu of an annual meeting (i) the increase of the number of directors constituting our Board from seven to eight, (ii) the re-election of Gregory A. Beard, Michael Becci, Michael B. Hoffman, Pierre F. Lapeyre, Jr., David M. Leuschen, Morris B. "Sam" Smith and James A. Winne III to the Board and (iii) the election of Stewart "Chip" Cureton, Jr. as a new non-employee member of the Board of Directors. Mr. Cureton will receive compensation of $40,000 per year and a Board meeting fee of $2,000 per meeting. Mr. Cureton is a limited partner of Capital C Energy Partners, L.P., which owns a minority interest in our sole shareholder.

Mr. Cureton has over 30 years of investment banking experience and is currently a Managing Director of GulfStar Group, an investment banking firm. He was previously with Cureton & Co., Incorporated, a private investment firm, from 1978 to 1998 serving as President from 1989 to 1998. Prior to 1978, he was a Vice President of Rotan Mosle Inc. where he was involved in various corporate finance activities including public offerings, private placements, and mergers and acquisitions. He has an A.B. degree in History from Stanford University and an M.B.A. from Harvard Business School. He has served on the board of directors of a number of private and public companies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Belden & Blake Corporation

June 17, 2005	By:	Robert W. Peshek

Name: Robert W. Peshek
Title: Senior Vice President and Chief Financial Officer